Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC Names of Underwriting Syndicate Members:   Credit Suisse Securities USA
LLC, Goldman Sachs and Co, JP Morgan Securities, Merrill Lynch Pierce Fenner and Smith, Wells Fargo Securities LLC
Name of Issuer:   SALLY HOLDINGS/SALLY CAP
Title of Security:   Sbh6 7/8 11/19-17
Date of First Offering:   11/3/2011
Dollar Amount Purchased:   552,000
Number of Shares or Par Value of Bonds Purchased:   552,000
Price Per Unit:   100.000
Resolution Approved:   Approved at the February 16, 2012 Board meeting.*

Name of Underwriter or Dealer Purchased From   JP Morgan Securities Inc.
Names of Underwriting Syndicate Members:   Bank of America Merrill Lynch,
Barclays Capital, Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Goldman Sachs and Co, JP Morgan Securities, Scotia Capital Inc, Wells Fargo and Co, Williams Capital Group LP
Name of Issuer:   SPRINT NEXTEL CORP
Title of Security   S 9 11/15/18
Date of First Offering:   11/4/2011
Dollar Amount Purchased:   14,085,000
Number of Shares or Par Value of Bonds Purchased:   14,085,000
Price Per Unit:   100.000
Resolution Approved:   Approved at the February 16, 2012 Board meeting.*

Name of Underwriter or Dealer Purchased From:   JP Morgan Securities Inc.
Names of Underwriting Syndicate Members:   Bank of America Merrill Lynch,
Barclays Capital, Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Goldman Sachs and Co, JP Morgan Securities, Scotia Capital Inc, Wells Fargo and Co, Williams Capital Group LP
Name of Issuer:   SPRINT NEXTEL CORP
Title of Security:   S 11 1/2 11/15/21
Date of First Offering:   11/04/2011
Dollar Amount Purchased:   3,000,000
Number of Shares or Par Value of Bonds Purchased:   3,000,000
Price Per Unit:   100.000
Resolution Approved:   Approved at the February 16, 2012 Board meeting.*

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC
Names of Underwriting Syndicate Members:   Bank of America Merrill Lynch,
Barclays Capital, Citigroup Global Markets Inc, Wells Fargo Securities LLC, CRT Capital Group LLC, Goldman Sachs and Co, Morgan Stanley, Scotia Capital Inc
Name of Issuer:   TENET HEALTHCARE CORP
Title of Security:   THC6 1/4 11/01/18
Date of First Offering:   11/4/11
Dollar Amount Purchased:   4,300,000
Number of Shares or Par Value of Bonds Purchased:   4,300,000
Price Per Unit:   100.00
Resolution Approved:   Approved at the February 16, 2012 Board meeting.*

Name of Underwriter or Dealer Purchased From:   JP Morgan Securities Inc.
Names of Underwriting Syndicate Members:   Goldman Sachs and Co, JP Morgan
Securities, Merrill Lynch Pierce Fenner and Smith, Wells Fargo Securities LLC, BNY Mellon Capital Markets LLC, Deutsche Bank Securities Inc, Scotia Capital Inc, Banco Bilbao Vizcaya Argentaria, Credit Agricole Securities USA Inc, Credit Suisse Securities USA LLC, Morgan Keegan and Co, Morgan Stanley, PNC Capital Markets, RBC Capital Markets
Name of Issuer:   HOST HOTELS and RESPORTS LP
Title of Security:   HST 6 10/01/21
Date of First Offering:   11/14/2001
Dollar Amount Purchased:   414,000
Number of Shares or Par Value of Bonds Purchased:   414,000
Price Per Unit:   100.000
Resolution Approved:   Approved at the February 16, 2012 Board meeting.*

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC
Names of Underwriting Syndicate Members:   Citigroup Global Markets Inc,
Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc, Merrill Lynch Pierce Fenner and Smith, UBS Securities LLC, Credit Agricole Securities USA Inc, Goldman Sachs and Co, Morgan Joseph Triartisan LLC, Morgan Stanley and Co Inc, RBC Capital Markets LLC, US Bancorp Investments Inc
Name of Issuer:   CCO HLDGS LLC/CAP CORP
Title of Security:   CHTR 7 3/8 20-17
Date of First Offering:   11/30/2011
Dollar Amount Purchased:   700,000
Number of Shares or Par Value of Bonds Purchased:   700,000
Price Per Unit:   100.000
Resolution Approved:   Approved at the February 16, 2012 Board meeting.*

Name of Underwriter or Dealer Purchased From:   Credit Suisse First Boston
Names of Underwriting Syndicate Members:   Citigroup Global Markets Inc,
Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc, JP Morgan Securities, Merrill Lynch Pierce Fenner and Smith, UBS Securities LLC, Barclays Capital, Credit Agricole Securities USA Inc, Goldman Sachs and Co, Morgan Joseph Triartisan LLC, Morgan Stanley and Co Inc, RBC Capital Markets LLC, SunTrust Robinson Humphrey Inc, US Bancorp Investments Inc
Name of Issuer:   CCO HLDGS LLC/CAP CORP
Title of Security:   CHTR 6 5/8 22-20
Date of First Offering:   01/11/12
Dollar Amount Purchased:   796,000
Number of Shares or Par Value of Bonds Purchased:   800,000
Price Per Unit:   99.5000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   JP Morgan Securities Inc.
Names of Underwriting Syndicate Members:   Barclays Capital, Citigroup
Global Markets Inc, Credit Suisse, Deutsche Bank Securities Inc, Goldman Sachs and Co, JP Morgan, Morgan Stanley, Natixis
Name of Issuer:   SERVICEMASTER COMPANY
Title of Security:   SVMSTR8 02/20-18
Date of First Offering:   02/02/12
Dollar Amount Purchased:   216,000
Number of Shares or Par Value of Bonds Purchased:   216,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   JP Morgan Securities Inc.
Names of Underwriting Syndicate Members:   Barclays Capital, Goldman Sachs
and Co, JP Morgan Securities, Merrill Lynch Pierce Fenner and Smith, Credit Agricole Securities USA Inc, Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc, Morgan Stanley and Co Inc, UBS Securities LLC
Name of Issuer:   CIT GROUP INC
Title of Security:   CIT5 1/2 02/15/19
Date of First Offering:   02/02/12
Dollar Amount Purchased:   2,531,000
Number of Shares or Par Value of Bonds Purchased:   2,531,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   JP Morgan Securities Inc.
Names of Underwriting Syndicate Members:   Barclays Capital, Goldman Sachs
and Co, JP Morgan Securities, Merrill Lynch Pierce Fenner and Smith, Credit Agricole Securities USA Inc, Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc, Morgan Stanley and Co Inc, UBS Securities LLC
Name of Issuer:   CIT GROUP INC
Title of Security:   CIT4 3/4 02/15/15
Date of First Offering:   02/02/12
Dollar Amount Purchased:   6,522,000
Number of Shares or Par Value of Bonds Purchased:   6,522,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC
Names of Underwriting Syndicate Members:   Barclays Capital, Citigroup
Global Markets Inc, Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc, Goldman Sachs and Co, JP Morgan Securities, Merrill Lynch Pierce Fenner and Smith, Morgan Stanley and Co Inc, Wells Fargo Securities LLC, Credit Agricole Securities USA Inc, RBC Capital Markets LLC, SunTrust Robinson Humphrey Inc
Name of Issuer:   HCA INC
Title of Security:   HCA5 7/8 03/15/22
Date of First Offering:   02/07/12
Dollar Amount Purchased:   2,025,000
Number of Shares or Par Value of Bonds Purchased:   2,025,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Citibank
Names of Underwriting Syndicate Members:   Barclays Capital, Citigroup
Global Markets Inc, Goldman Sachs and Co, Morgan Stanley and Co Inc, CL King and Associates, Deutsche Bank Securities Inc, Lloyds Securities Inc
Name of Issuer:   ALLY FINANCIAL INC
Title of Security:   ALLY 5 1/2 02/17
Date of First Offering:   02/09/12
Dollar Amount Purchased:   791,408
Number of Shares or Par Value of Bonds Purchased:   800,000
Price Per Unit:   98.926
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC
Names of Underwriting Syndicate Members:   Barclays Capital, Deutsche Bank
Securities Inc. Goldman Sachs and Co, JP Morgan Securities, Merrill Lynch Pierce Fenner and Smith, ANZ Securities, BNP Paribas Securities Corp, KeyBanc Capital Markets, PNC Capital Markets, Rabo Securities USA Inc, RBS Securities Inc, SMBC Nikko Capital Markets Ltd, UniCredit Capital Markets Inc, US Bancorp Investments Inc, Wells Fargo Securities LLC
Name of Issuer:   BALL CORP
Title of Security:   BLL 5 03/15/22
Date of First Offering:   02/24/12
Dollar Amount Purchased:   663,000
Number of Shares or Par Value of Bonds Purchased:   663,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Deutsche Bank Securities Inc.
Names of Underwriting Syndicate Members:   BNP Paribas Securities Corp,
Citigroup Global Markets Inc, Credit Agricole Securities USA Inc, Deutsche
Bank
Securities Inc, Goldman Sachs and Co, Wells Fargo Securities LLC
Name of Issuer:   GOODYEAR TIRE and RUBBER
Title of Security:   GT 7 05/15/22
Date of First Offering:   02/23/12
Dollar Amount Purchased:   410,000
Number of Shares or Par Value of Bonds Purchased:   410,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC
Names of Underwriting Syndicate Members:   Barclays Capital, Citigroup
Global Markets Inc, Deutsche Bank Securities Inc, Goldman Sachs and Co, JP Morgan, Merrill Lynch Pierce Fenner and Smith, Williams Capital Group LP, Scotia Capital Inc, Wells Fargo and Co
Name of Issuer:   SPRINT NEXTEL CORP
Title of Security:   S 7 03/01/20
Date of First Offering:   02/27/12
Dollar Amount Purchased:   3,583,000
Number of Shares or Par Value of Bonds Purchased:   3,583,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC
Names of Underwriting Syndicate Members:   Barclays Capital, Citigroup
Global Markets Inc, Deutsche Bank Securities Inc, Goldman Sachs and Co, JP Morgan, Merrill Lynch Pierce Fenner and Smith, Scotia Capital Inc
Name of Issuer:   SPRINT NEXTEL CORP
Title of Security:   S 9 1/8 03/01/17
Date of First Offering:   02/27/12
Dollar Amount Purchased:   2,363,000
Number of Shares or Par Value of Bonds Purchased:   2,363,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Bank of America Securities
LLC
Names of Underwriting Syndicate Members:   BNP Paribas Securities Corp,
Credit Agricole Corp and Inv Bank, Deutsche Bank Securities Inc, Goldman Sachs and Co, HSBC Securities, JP Morgan Securities, Lloyds Securities Inc
Name of Issuer:   VIRGIN MEDIA FINANCE PLC
Title of Security:   VMED 5 1/4 02/22
Date of First Offering:   02/28/12
Dollar Amount Purchased:   499,000
Number of Shares or Par Value of Bonds Purchased:   499,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Barclays Capital
Names of Underwriting Syndicate Members:   Barclays Capital, Goldman Sachs
and Co, JP Morgan, Morgan Stanley
Name of Issuer:   USPI FINANCE CORP
Title of Security:   USPI 9 04/20-18
Date of First Offering:   03/20/12
Dollar Amount Purchased:   661,000
Number of Shares or Par Value of Bonds Purchased:   661,000
Price Per Unit:   100.000
Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**

Name of Underwriter or Dealer Purchased From:   Credit Suisse First Boston
Names of Underwriting Syndicate Members:   Credit Suisse Securities USA
LLC, Goldman Sachs and Co, RBS Securities Inc, UBS Securities LLC, Commerz Markets LLC, Barclays Capital, Credit Agricole Securities USA Inc
Name of Issuer:   TEREX CORP
Title of Security:   TEX6 1/2 04/20-18
Date of First Offering:   03/22/12
Dollar Amount Purchased:   363,000
Number of Shares or Par Value of Bonds Purchased:   363,000
Price Per Unit:   100.000

Resolution Approved:   Expected to be approved at the June 14, 2012 Board
meeting.**
Resolution adopted at the Meeting of the Board of Trustees on February 16, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2011 by the Trust [ . . . ] of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs and Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).

**   Resolution expected to be adopted at the Meeting of the Board of
Trustees on June 14, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended March 31, 2012 by the Trust [ . . . ] of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs and Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.